Exhibit 10.19

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “AGREEMENT”) made and entered into this tenth day of January, 2000, by and between DUKE UNIVERSITY, a North Carolina not-for-profit corporation, (hereinafter called “DUKE”), having its principal office at Durham, North Carolina 27708, and MERIX BIOSCIENCE, INC., a Delaware corporation organized under the laws of Delaware (hereinafter called “MERIX”), having a mailing address at P.O. Box 14509, Research Triangle Park, North Carolina 27709.

WHEREAS, Eli Gilboa and Smita Nair are inventors of an invention [the “1101 INVENTION” hereinafter] described in Duke Office of Science and Technology File #1101 and in related patent applications defined hereinafter; and

WHEREAS, Eli Gilboa, Smita Nair, and David Boczkowski are inventors of an invention [the “1215 INVENTION” hereinafter] described in Duke Office of Science and Technology File #1215 and in related patent applications defined hereinafter; and

WHEREAS, DUKE has the right to grant licenses to the 1101 INVENTION and to the 1215 INVENTION under PATENT RIGHTS (as hereinafter defined), and wishes to have the inventions covered by the PATENT RIGHTS utilized in the public interest; and

WHEREAS, DUKE represents that it is the sole owner of the entire right, title and interest in and to said inventions and PATENT RIGHTS; and

WHEREAS, DUKE granted to Dendritix, Inc. in an Option Agreement made the eighteenth day of December 1998 an option to obtain an exclusive license to the 1101 INVENTION and also to the 1215 INVENTION under the terms and conditions specified hereinafter; and

WHEREAS, Dendritix, Inc. has changed its corporate name to Merix Bioscience, Inc.; and

WHEREAS, MERIX has informed DUKE that it wishes to exercise its exclusive option to license the 1215 INVENTION and the 1101 INVENTION under the terms and conditions specified hereinafter; and

WHEREAS, MERIX represents that it intends to develop and commercialize the Patents Rights so that products made under the PATENT RIGHTS shall become available to the public; and

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

ARTICLE 1 - DEFINITIONS

1.01 - For the purposes of this AGREEMENT, and solely for that purpose, the terms and phrases set forth hereinafter in capital letters shall be defined as follows:

a.	“FIELD” shall mean all uses of the know-how and patent rights, cell lines, substances and material produced by cell lines and included in PATENT RIGHTS, specifically including, without limitation, research and development, diagnosis, prevention, therapy, and monitoring of all human and animal diseases or disorders.

b.	“PATENT RIGHTS” shall mean all U.S. and foreign Patent Applications filed to protect the 1101 INVENTION or the 1215 INVENTION and any patent now issued or hereafter issuing on any such patent application, substitutes, continuations, extensions, renewals, reissues, reexaminations, additions, continuations-in-part, divisionals, or reissues thereof and any patent revalidations, registrations, supplementary protection certificates, patents of importation or cautionary notices thereof in connection with the 1101 INVENTION or 1215 INVENTION. As of the EFFECTIVE DATE of this AGREEMENT, PATENT RIGHTS related to the 1101 INVENTION include [**]. As of the EFFECTIVE DATE of this AGREEMENT, PATENT RIGHTS related to the 1215 INVENTION include [**].

c.	“Know-How” shall mean any research information, technical information, technical data or other confidential information not in the public domain made or that may be made by one of the inventors of the 1101 INVENTION or the 1215 INVENTION and/or one of them and others working under the supervision of one of them, while students or employees of DUKE prior to or during the term of this AGREEMENT, which relate to and are necessary for the practice of the PATENT RIGHTS in the FIELD. For avoidance of doubt, Know-How shall include all unpatented and unpatentable inventions, technology, cell lines, biological materials, compounds, probes, sequences, and methods necessary for the practice of the PATENT RIGHTS under this AGREEMENT. Know-How shall not, however, include any such materials or information or any uses of such materials and information that DUKE cannot provide to MERIX on either an exclusive or non-exclusive basis because of other legal obligations of DUKE pursuant to sponsored research, clinical research, material transfer, confidentiality or other agreements.

d.	“VALID CLAIM” means a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency for which there is no right of appeal or for which the right of appeal is waived.

e.	“LICENSED PRODUCT” shall mean any product which is produced or sold by MERIX that utilizes the KNOW-HOW or that infringes one or more VALID CLAIMS of the PATENT RIGHTS, and which is intended for use in, or is used in, the FIELD.

f.	“NET SALES” shall mean the total invoiced sales of LICENSED PRODUCTS sold by MERIX, less the following sums actually paid or credited by MERIX as shall be detailed in MERIX’s reports made pursuant to Section 5.02 of this AGREEMENT:

(a)	trade, quantity or cash discounts or commissions allowed in amounts customary in the trade;

(b)	any tax, excise or other governmental charge upon or measured by the production, sale, transportation, delivery or use and duties imposed on the import of LICENSED PRODUCTS included in such amount;

(c)	outbound transportation charges prepaid or allowed on the cost of shipping to customers, if any; and

(d)	credits or allowances, if given or made for LICENSED PRODUCTS, price adjustments, returns, rejections, recalls or destructions (voluntarily made by or requested or made by an appropriate government agency, subdivision or department) of LICENSED PRODUCTS previously delivered.

LICENSED PRODUCTS used by MERIX for its own use in the FIELD, LICENSED PRODUCTS sold to Affiliates, and internal sales for use in service businesses in arms length transactions shall be considered to be NET SALES for purposes of computing royalty obligations, except such LICENSED PRODUCT used for non-revenue producing activity such as promotional items or field trials shall not be considered to be NET SALES.

g.	“AFFILIATE” shall mean any entity which controls, is controlled by or is under common control with MERIX. An entity shall be regarded as in control of another entity if it owns or controls more than fifty percent (50%) of the voting power of the entity.

h.	“FOUNDERS” shall mean H. Kim Lyerly, Eli Gilboa, Clay Smith, and Bruce Sullenger, the scientific founders of MERIX, and “FOUNDER” shall mean any of these individuals.

i.	“OPTIONED INVENTION” shall mean an invention having been made solely or jointly by a FOUNDER while the FOUNDER was employed by DUKE subsequent to the EFFECTIVE DATE and during the term of this AGREEMENT in the field of autoimmune diseases or disorders, infectious diseases or cancer in humans or animals and useful for: (i) active and/or adoptive immunological intervention intended for therapy or prevention; (ii) monitoring of immunological parameters for diagnosis, therapy or the development of candidate interventions; or (iii) discovery of new antigens for diagnosis, monitoring or therapy; provided, however, that such an invention shall not be an OPTIONED INVENTION if DUKE is legally unable to grant MERIX an option for an exclusive license (or if an exclusive license is not legally possible, a non-exclusive license) to such invention under the terms of sponsored research, clinical research, material transfer, confidentiality or other agreements with third parties; and provided furthermore that any invention related to stem cells shall not be an OPTIONED INVENTION. Nothing in the foregoing definition of OPTIONED INVENTION shall be construed as limiting the right of FOUNDERS or DUKE to enter into sponsored research, clinical research, material transfer, confidentiality, or other agreements granting intellectual property rights to any other party, not for profit or for profit, provided that such agreements do not conflict with the exclusive license to PATENT RIGHTS and KNOW-HOW granted in Article 2 herein.

j.	“FOUNDERS’ SHARES” shall mean common stock of MERIX issued or reserved for issue by MERIX prior to closing a round of equity financing with outside investors. The fair market value and price of FOUNDERS’ SHARES shall be deemed to be one cent [$0.01] per share. DUKE and MERIX agree that all FOUNDERS’ SHARES issued shall be dilutable to the same extent upon each stage of subsequent financing of MERIX and that the total number of FOUNDERS’ SHARES, issued or reserved for issuance, will be two million five hundred thousand [2,500,000] shares.

k.	“EFFECTIVE DATE” shall mean January 10, 2000.

ARTICLE 2 - LICENSE

2.01 - DUKE hereby grants to the MERIX and MERIX hereby accepts from DUKE, upon the terms and conditions herein specified, an exclusive worldwide license under the PATENT RIGHTS and KNOW-HOW to make, have made, use, import, offer to sell, sell, offer to provide and provide LICENSED PRODUCTS. Such license is worldwide to the full end of the term as provided in Article 11.01 hereof, unless sooner terminated as hereinafter provided. DUKE hereby represents that it has the full right and authority to enter into this AGREEMENT, to grant the licenses provided herein and to perform its other obligations hereunder.

2.02 - MERIX shall have the right to grant sub-licenses. Any such sub-licenses shall be subject to terms of this AGREEMENT. Royalties paid to DUKE for NET SALES of LICENSED PRODUCTS by sublicensees shall be equal to the royalties that would have been paid to DUKE if LICENSED PRODUCTS were sold directly by MERIX. The terms of any non-cash sub-licenses will be negotiated by DUKE and MERIX. MERIX agrees to be responsible for the payment to DUKE of royalties on funds received by MERIX from its sublicensees and for using commercially reasonable efforts to enforce the terms of the sublicense agreements. If, for any reason, this AGREEMENT is terminated, MERIX agrees to assign all such sublicenses directly to DUKE.

2.03 - It is agreed that, notwithstanding any provisions herein, DUKE is free to use the 1101 INVENTION, the 1215 INVENTION and PATENT RIGHTS for its own non-commercial educational, teaching, research and clinical purposes without restriction and without payment of royalties or other fees.

2.04 - Nothing in this AGREEMENT shall be construed to grant to DUKE any rights in the inventions, discoveries, technology, patent rights or other intellectual property developed by or for MERIX or its AFFILIATES or sub-licensees and which are not covered by the PATENT RIGHTS or KNOW-HOW.

2.05 - Within [**] days following the execution of this AGREEMENT and thereafter during the period of this AGREEMENT, DUKE agrees to provide MERIX with copies of all technical know-how it may have or later obtain relative to the PATENT RIGHTS or KNOW-HOW, and copies of any and all patents or patent applications owned or controlled by DUKE covering the PATENT RIGHTS or KNOW-HOW or the use of the PATENT RIGHTS or KNOW-HOW or processes for the manufacture of the LICENSED PRODUCTS, including all Patent Office actions received and amendments filed, if any, relative thereto.

ARTICLE 3 - OPTION

3.01 - DUKE hereby grants to MERIX an exclusive option to obtain an exclusive, worldwide, royalty bearing license to all new OPTIONED INVENTIONS. DUKE shall notify MERIX within [**] of the date that DUKE learns that an OPTIONED INVENTION has been made. MERIX shall then have a period of [**] days [the “OPTION PERIOD”] to inform DUKE in writing that MERIX wishes to exercise its option to negotiate a license to the OPTIONED INVENTION. If MERIX does not notify DUKE that it wishes to exercise its option within the OPTION PERIOD, or if MERIX informs DUKE that it does not wish to exercise its option, the option will expire at the end of the OPTION PERIOD, and DUKE will be free to dispose of the OPTIONED INVENTIONS in DUKE’s sole discretion. If MERIX notifies DUKE in writing during the OPTION PERIOD that MERIX wishes to exercise its option, DUKE and MERIX will negotiate in good faith for [**] days from the date that DUKE receives notification from MERIX [the “NEGOTIATION PERIOD”] to conclude a license agreement for the OPTIONED INVENTION on commercially reasonable terms and substantially in accordance with Exhibit A hereto. If the parties cannot agree on terms by the end of the NEGOTIATION PERIOD, DUKE will be under no obligation to continue negotiations and will be free to dispose of the OPTIONED INVENTION on terms no more favorable than offered to MERIX.

ARTICLE 4 - CONSIDERATION

4.01 - As consideration for the rights granted by DUKE in this AGREEMENT, MERIX shall transfer to DUKE upon execution of this AGREEMENT, ownership of five hundred thousand [500,000] fully vested, non-voting FOUNDERS’ SHARES, equal to twenty percent [20%] of the total FOUNDERS’ SHARES issued or reserved for issuance by MERIX. At the time that MERIX closes on the sale of capital stock to the public through a registration statement registered under the Securities Act of 1933, as amended, DUKE’s shares will convert to voting shares of common stock.

4.02 - DUKE shall be entitled to have one person reasonably acceptable to MERIX attend all meetings of the Board of Directors of MERIX as an observer for a period of [**] years from the EFFECTIVE DATE of this AGREEMENT.

4.03 - As further consideration for the rights granted by DUKE in this AGREEMENT, at the times and in the manner set forth hereinafter, MERIX shall pay to DUKE a royalty on NET SALES of LICENSED PRODUCTS. Such royalty shall be at the rate of [**] percent ([**]%) of NET SALES of LICENSED PRODUCTS sold by MERIX, by AFFILIATES, or by sublicensees; provided, however, that MERIX shall not be obliged to pay a total royalty on any LICENSED PRODUCT to all parties in excess of [**] percent ([**]%) of NET SALES. In the event that MERIX’s total royalty obligation on a LICENSED PRODUCT exceeds [**]percent ([**]%) the amount of royalty paid to all parties will be decreased proportionately so that the total royalty obligation is reduced to [**] percent ([**]%); however, in no event shall the royalty paid to DUKE be less than [**] percent ([**]%). For avoidance of doubt, the parties agree that any other royalties due to DUKE for the LICENSED PRODUCTS based on other agreements between DUKE and MERIX shall (including the license for the inventions described in Duke Office of Science and Technology File #[**]) be included in the calculation of total royalties set forth in this paragraph.

4.04 - MERIX will pay to DUKE a minimum annual royalty of [**] dollars ($[**]) per year beginning the calendar year that begins on the second January 1 after the earlier of (1) the approval of the first LICENSED PRODUCT by the FDA or a comparable regulatory authority in a foreign country or (2) the first sale of a LICENSED PRODUCT that does not require FDA approval. Any payments made by MERIX pursuant to Section 4.03 hereof for a particular calendar year shall be credited to the minimum annual royalty for such calendar year.

4.05 - All consideration paid to DUKE under Article 4.01 will be allocated as follows: [**] percent [[**]%] as consideration for the license granted to the 1215 INVENTION and related PATENT RIGHTS under Article 2 herein, [**] percent [[**]%] as consideration for the license granted to the 1101 INVENTION and related PATENT RIGHTS under Article 2 herein, and [**] percent [[**]%] as consideration for the option granted under Article 3 herein.

ARTICLE 5 - RECORDS AND REPORTS

5.01 - MERIX shall render to DUKE prior to February 28th of each year a written account of progress made toward fulfillment of any due diligence requirements and commercialization of PATENT RIGHTS pursuant to Article 6.

5.02 - MERIX shall render to DUKE prior to February 28th and August 31st of each year a written account of the NET SALES of LICENSED PRODUCTS subject to royalty hereunder made during the prior six month period ending December 31st and June 30th, respectively, and shall simultaneously pay to DUKE the royalties due on such NET SALES in United States Dollars. Reports tendered shall include the calculation of royalties by LICENSED PRODUCT by country in substantially the format provided in Appendix A hereto]. Minimum annual royalties, if any, which are due DUKE for any calendar year, shall be paid by MERIX along with the written report due on February 28th of each year.

5.03 - MERIX will make all payments on or before the date required by the terms of this AGREEMENT, or within [**] days of any invoice date on invoices received from DUKE. If LICENSEE has not paid any amount due to DUKE in accordance with this Article, DUKE shall increase the amount due (in US Dollars) by an annual percentage rate equal to [**]%. Such increase(s) shall compound monthly until such time as the LICENSEE has met the full financial obligation due at the time of the next payment or invoice due date.

5.04 - MERIX shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the royalties payable by it hereunder. Upon DUKE’s request, MERIX shall permit an independent Certified Public Accountant selected by DUKE (except one to whom MERIX has some reasonable objection) to have access during ordinary business hours to such of MERIX’s records as may be necessary to determine, in respect of any quarter ending not more than [**] years prior to the date of such request, the correctness of any report and/or payment made under this AGREEMENT. Such Certified Public Accountant shall execute a written nondisclosure agreement reasonably acceptable to MERIX.

5.05 - During the term of this AGREEMENT, representatives of DUKE will meet with representatives of MERIX at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, with respect to the evaluation and development of the PATENT RIGHTS licensed to MERIX; provided, however, that should DUKE’s personnel be required by MERIX to consult with MERIX outside of Durham County, North Carolina, MERIX will reimburse reasonable travel and living expenses incident thereto.

ARTICLE 6 - DUE DILIGENCE REQUIREMENTS

6.01 - MERIX shall use reasonable commercial diligence in performing research and development to bring LICENSED PRODUCTS to market through a thorough, vigorous, and diligent program for exploitation of the PATENT RIGHTS, to develop manufacturing capabilities, and to continue active, diligent marketing efforts for LICENSED PRODUCTS throughout the term of this AGREEMENT, and to vigorously sublicense PATENT RIGHTS for applications MERIX will not pursue throughout the life of this AGREEMENT.

6.02 - In addition, MERIX shall raise at least ONE MILLION DOLLARS [$1,000,000] in equity investment prior to or within three months of the EFFECTIVE DATE of this AGREEMENT.

6.03 - DUKE may terminate this AGREEMENT or convert this AGREEMENT to a non-exclusive AGREEMENT if MERIX fails to meet any of the commercialization milestones set forth in Article 6.01 or 6.02 and MERIX has failed to cure such failure within [**] days after receiving written notice from DUKE of such failure.

ARTICLE 7 - PATENTS

7.01 - Upon execution of this License Agreement, MERIX will assume the primary responsibility for applying for, seeking prompt issuance of, and maintaining the Patent Rights during the term of the Agreement. MERIX shall diligently and in a timely manner provide DUKE with copies of all documents relating to the prosecution, maintenance, and validity of the PATENT RIGHTS. MERIX shall consult with DUKE in such prosecution and maintenance, and shall diligently seek strong and broad claims under the Patent Rights and shall not abandon prosecution of any patent application or any of the claims of the Patent Rights without first notifying DUKE in a timely manner of MERIX’s intention and reason therefor, and providing DUKE with reasonable opportunity to assume responsibility for prosecution and maintenance of the patents.

7.02 - MERIX shall be responsible for and pay all costs and expenses incurred during the term of this Agreement, for the preparation, filing, prosecution, issuance and maintenance of the Patent Rights. MERIX shall not allow Patent Rights to become abandoned due to nonpayment of fees without first affording DUKE the opportunity to assume responsibility for further costs and expenses incurred relating to said Patent Rights.

7.03 - In the event that DUKE assumes responsibility for prosecution and maintenance of the Patent Rights pursuant to Section 7.01 or 7.02 above, MERIX shall provide reasonable technical assistance to DUKE in the further prosecution of the Patent Rights.

7.04 - In the event that this Agreement is terminated pursuant to Article 11 herein, the sole responsibility for applying for, seeking prompt issuance of, and maintaining the Patent Rights shall revert to the DUKE, and DUKE shall pay expenses subsequently incurred for the preparation, filing, prosecution, issuance and maintenance of the Patent Rights. In the event that responsibility for patent prosecution reverts to DUKE as specified in this section 7.04, MERIX shall, at its own expense, transfer all pertinent documents and materials related to the PATENT RIGHTS to DUKE in a timely manner.

ARTICLE 8 - INFRINGEMENT BY THIRD PARTIES

8.01 - Upon learning of the infringement of PATENT RIGHTS by a third party, the party learning of such infringement shall promptly inform the other party in writing of that fact along with any evidence available pertaining to the infringement. MERIX may at its own expense take whatever steps are necessary to stop the infringement and recover damages. In such case, MERIX will keep DUKE informed of the steps taken and the progress of any legal actions taken. MERIX will pay to DUKE royalties pursuant to Article 4.03 on any such damages recovered as consideration for lost sales of LICENSED PRODUCTS that are in excess of legal expenses incurred by MERIX in enforcing its PATENT RIGHTS. If MERIX does not undertake, within [**] days of notice, to enforce the PATENT RIGHTS against the infringing party, DUKE shall have the right, at its own expense to take whatever steps are necessary to stop the infringement and recover damages, and shall be entitled to retain damages so recovered (after reimbursing MERIX for any of its expenses in cooperating with DUKE in prosecuting such infringement).

ARTICLE 9 - GOVERNMENT CLEARANCE AND EXPORT

9.01 - MERIX agrees to use its best efforts to have the LICENSED PRODUCTS cleared for marketing and sale in those countries in which MERIX intends to sell LICENSED PRODUCTS by the responsible government agencies requiring such clearance. Where such clearance requires payment of taxes or fees, MERIX shall maintain full responsibility for that payment, which shall not be creditable against any other amounts due under this AGREEMENT. To accomplish said clearances at the earliest possible date, MERIX agrees to file, according to the usual practice of MERIX, any necessary data with said government agencies.

9.02 - This AGREEMENT is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology.

ARTICLE 10 - PUBLICATION

10.01 - MERIX agrees that the right of publication of the 1101 INVENTION and of the 1215 INVENTION and information in related PATENT RIGHTS shall reside in the inventors and other staff of DUKE. DUKE shall use reasonable efforts to provide MERIX a review copy of such publications [**] days in advance of submission for publication or public disclosure, but such prior review by MERIX will be in no way construed as a right to restrict such publication. Such review shall be granted solely so that DUKE and MERIX can perfect patent protection prior to public disclosure. MERIX shall also have the right to publish and/or co-author any publication on the 1101 INVENTION and the 1215 INVENTION based upon data developed by MERIX.

ARTICLE 11 - DURATION AND TERMINATION

11.01 - This AGREEMENT shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect for the longer of: (i) the life of the last-to-expire of the patents included in the PATENT RIGHTS or any patents issued on KNOW-HOW; or (ii), so long as one or more FOUNDERS is employed by DUKE, ten (10) years from the EFFECTIVE DATE hereof. Upon the expiration of this AGREEMENT, DUKE shall grant MERIX an exclusive, worldwide, fully paid license, with the right to grant sub-licenses, under the KNOW-HOW to make, have made, use, import, offer to sell, sell, offer to provide and provide LICENSED PRODUCTS.

11.02 - MERIX may terminate this AGREEMENT by giving DUKE written notice at least three (3) months prior to such termination, and thereupon terminate the manufacture, use or sale of LICENSED PRODUCTS.

11.03 - Either party may immediately terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other party that materially adversely affects such party upon written notice of same to that other party. Except as provided above, if either party fails to fulfill any of its material obligations under this AGREEMENT, the non-breaching party may terminate this AGREEMENT, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of this AGREEMENT. The party receiving notice of the breach shall submit a plan to cure such breach to the non-defaulting party within [**] days of receipt of such notice. The plan shall be subject to the reasonable acceptance, rejection or modification by the non-defaulting party within [**] days of receipt of the plan. The defaulting party shall have the opportunity to cure that breach in accordance with the terms of the accepted plan. If the breach is not cured within that time, the termination will be effective as of the end of the cure period set forth in the accepted plan. A party’s ability to cure a breach will apply only to the first two breaches properly noticed under the terms of this AGREEMENT, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this AGREEMENT upon proper notice.

11.04 - Upon the termination of this AGREEMENT, MERIX may notify DUKE of the amount of LICENSED PRODUCTS MERIX then has on hand and MERIX shall then have a license to sell that amount of LICENSED PRODUCTS, but no more, provided MERIX shall pay the royalty thereon at the rate and at the time provided for herein.

11.05 - If during the term of this Agreement, MERIX shall become bankrupt or insolvent or if the business of MERIX shall be placed in the hands of a receiver or trustee, whether by the voluntary act of MERIX or otherwise, or if MERIX shall cease to exist as an active business, this Agreement shall immediately terminate as though with MERIX breach, and DUKE shall have all the remedies and rights available to it for termination with cause; provided, however, that this provision shall not apply to a reorganization of MERIX under Chapter 11 of the United States Bankruptcy Code.

ARTICLE 12 - LAW TO GOVERN

12.01 - This AGREEMENT shall be construed and enforced in accordance with the laws of the State of North Carolina.

ARTICLE 13 - NOTICES

13.01 - Notice hereunder shall be deemed sufficient if personally delivered, if given by registered mail, postage prepaid, or by national overnight courier, charges prepaid, and in each instance addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

DUKE	MERIX

Office of Science and Technology	P.O. Box 14509
Duke University	Research Triangle Park, NC 27709
Room 230, North Building	ATTENTION: CEO
Box 90083
Durham, NC 27708

cc: Office of the University Counsel	cc: Fred D. Hutchison, Esquire
Duke University Medical Center	Hutchison & Mason PLLC
DUMC Box 3024	Suite 100
2400 Pratt Street, Suite 4000	3110 Edwards Mill Road
Durham NC 27710	Raleigh NC 27612

13.02 - Information and transactions exchanged between the parties in relation to financial consideration contemplated under this AGREEMENT, including but not limited to royalty reports and payments, shall be tendered to the following offices of each party respectively:

DUKE	MERIX
Office of Science and Technology	P.O. Box 14509
Attn.: Financial Administrator	Research Triangle Park, NC 27709
Room 230, North Building	ATTENTION: CEO
Box 90083
Durham NC 27708

ARTICLE 14 - ASSIGNMENT

14.01 - This AGREEMENT shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, MERIX may not assign its rights in this AGREEMENT without approval by DUKE, such approval not to be unreasonably withheld; provided, however, that no such approval shall be required from DUKE if this AGREEMENT is assigned in connection with the sale of all or substantially all of the assets or stock of MERIX, whether by merger, acquisition or otherwise.

ARTICLE 15 - INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS

15.01 - MERIX agrees to indemnify, hold harmless and defend DUKE, its officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of the exercise of the license granted under this AGREEMENT. MERIX shall not be responsible for the negligence or intentional wrong doing of DUKE.

15.02 - MERIX shall maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in amounts customary for companies similarly situated in the same industry. DUKE shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner. In lieu of said coverage, DUKE agrees to consider the existence of an adequate self-insurance program as an acceptable alternative.

15.03 - NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY DUKE OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF ANY PATENT RIGHTS. DUKE SHALL HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT, AND DUKE SHALL HAVE NO LIABILITY WHATSOEVER TO MERIX OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON MERIX OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

a.	the production, use, or sale of any LICENSED PRODUCT;

b.	the use of any PATENT RIGHTS by MERIX or its sublicensees; or

c.	any advertising or other promotional activities by MERIX with respect to any of the foregoing.

15.04 - Neither party hereto is an agent of the other party for any purpose whatsoever.

ARTICLE 16 - USE OF A PARTY’S NAME

16.01 - Neither party will, without the prior written consent of the other party:

a.	use in advertising, publicity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party; or

b.	represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.

ARTICLE 17 - SEVERANCE, WAIVER AND ALTERATION

17.01 - Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

17.02 - The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

17.03 - Any alteration, modification, or amendment to this AGREEMENT must be in writing and signed by both parties.

ARTICLE 18 - CONFIDENTIALITY

18.01 - During the term of this AGREEMENT and for a period of [**] years following the expiration of termination of this AGREEMENT, DUKE and MERIX each agree to treat any confidential information disclosed to it by the other party to this AGREEMENT with reasonable care and to avoid disclosure of such information to any other person, firm or corporation, except AFFILIATES, and either party shall be liable for unauthorized disclosure or failure to exercise such reasonable care. Neither party shall have an obligation, with respect to confidential information disclosed to it, or any part thereof, which:

(a) is already known to the party at the time of the disclosure;

(b) becomes publicly known without the wrongful act or breach of this AGREEMENT by the party;

(c) is rightfully received by the party from a third party on a non-confidential basis;

(d) is subsequently and independently developed by employees of the party who had no knowledge of the information, as verified by written records; or

(e) is approved for release by written authorization of the party disclosing the information.

18.02 - DUKE and MERIX agree that any information to be treated as confidential information under this Article 18 must be disclosed in writing or in another tangible medium and must be clearly marked “CONFIDENTIAL”. Information disclosed orally must be summarized and reduced to writing and communicated to the other party within [**] days, and the other party agrees that such disclosed information shall be deemed confidential.

18.03 - Notwithstanding the foregoing, MERIX shall have the right to use and disclose any Confidential Information related to the PATENT RIGHTS and KNOW-HOW to investors, prospective investors, employees and agents with a need to know, collaborators, prospective collaborators and other third parties in the chain of manufacturing and distribution provided that MERIX obtains from such parties written confidentiality agreements the provisions of which are at least as strenuous as those provided in this Article 18. If a party refuses to execute a written confidentiality agreement, MERIX may request from DUKE that such requirement be waived, such consent to waiver not to be unreasonably withheld by DUKE.

ARTICLE 19 - TRANSFER OF MATERIALS

19.01 - Any transfer of materials between DUKE and MERIX in connection with this AGREEMENT shall be made under the terms of the Master Materials Transfer Agreement [MMTA], said MMTA being incorporated in its entirety as Appendix B of the present AGREEMENT.

ARTICLE 20 - TITLES

20.01 - All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.

ARTICLE 21 - ENTIRE UNDERSTANDING

21.01 - This AGREEMENT represents the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other agreements, express or implied, between the parties concerning the 1101 INVENTION, the 1215 INVENTION, and PATENT RIGHTS.

REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.

SIGNATURES ON NEXT PAGE.

IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the date and year first above written.

SEAL	DUKE UNIVERSITY

	By:	/s/ Robert Taber
Robert Taber
Director, Office of Science & Technology

	Date:	1-10-2000

SEAL	MERIX BIOSCIENCE, INC.

	By:	/s/ John C. Irick
	Title:	Chief Executive Officer
	Date:	1-10-2000

Exhibit A to License Agreement for 1101 INVENTION and 1215 INVENTION

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the “AGREEMENT”) made and entered into this              day of             , 20    , by and between DUKE UNIVERSITY, a North Carolina not-for-profit corporation, (hereinafter called “DUKE”), having its principal office at Durham, North Carolina 27708, and MERIX BIOSCIENCE, INC. a Delaware corporation organized under the laws of Delaware (hereinafter called “MERIX”), having a mailing address at P.O. Box 14509, Research Triangle Park, North Carolina 27709.

WHEREAS,                                                                                   are inventors of an invention [the “             INVENTION” hereinafter] described in Duke Office of Science and Technology File #             and in related patent applications defined hereinafter; and

WHEREAS, DUKE has the right to grant licenses to the              INVENTION under PATENT RIGHTS (as hereinafter defined), and wishes to have the inventions covered by the PATENT RIGHTS utilized in the public interest; and

[WHEREAS, the              Invention was made with U.S. Government support and, notwithstanding any use of descriptive terms within this AGREEMENT such as “exclusive”, the U. S. Government has certain rights in the              Invention under 37 C.F.R. Section 401; and]

WHEREAS, DUKE represents that it is the sole owner of the entire right, title and interest in and to said inventions and PATENT RIGHTS[, subject to the U.S. Government’s rights specified above]; and

WHEREAS, MERIX represents that it intends to develop and commercialize the Patents Rights so that products made under the PATENT RIGHTS shall become available to the public.

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

ARTICLE 1 - DEFINITIONS

1.01 - For the purposes of this AGREEMENT, and solely for that purpose, the terms and phrases set forth hereinafter in capital letters shall be defined as follows:

a.	“FIELD OF USE 1” shall mean the use of the know-how and patent rights, cell lines, substances and material produced by cell lines and included in PATENT RIGHTS in the field of autoimmune diseases or disorders, infectious diseases or cancer in humans or animals and useful for: (i) active and/or adoptive immunological intervention intended for therapy or prevention; (ii) monitoring of immunological parameters for diagnosis, therapy or the development of candidate interventions; or (iii) discovery of new antigens for diagnosis, monitoring or therapy.

b.	“PATENT RIGHTS” shall mean all U.S. and foreign patent applications filed to protect the INVENTION and any patent now issued or hereafter issuing on any such patent application, substitutes, continuations, extensions, renewals, reissues, reexaminations, additions, continuations-in-part, divisionals, or reissues thereof and any patent revalidations, registrations, supplementary protection certificates, patents of importation or cautionary notices thereof in connection with the Invention. As of the EFFECTIVE DATE of this AGREEMENT, PATENT RIGHTS related to the INVENTION consist of the following: [To Be Completed]

c.	“Know-How” shall mean any research information, technical information, technical data or other confidential information not in the public domain made or that may be made by one of the inventors of the INVENTION and/or one of them and others working under the supervision of one of them, while students or employees of DUKE prior to or during the term of this AGREEMENT, which relate to and are necessary for the practice of the PATENT RIGHTS. For avoidance of doubt, Know-How shall include all unpatented and unpatentable inventions, technology, cell lines, biological materials, compounds, probes, sequences, and methods necessary for the practice of the PATENT RIGHTS under this AGREEMENT. Know-How shall not, however, include any such materials or information or any uses of such materials and information that DUKE cannot provide to MERIX on either an exclusive or non-exclusive basis because of other legal obligations of DUKE pursuant to sponsored research, clinical research, material transfer, confidentiality or other agreements.

d.	“VALID CLAIM” means a claim of an issued patent which has not lapsed or become abandoned or been declared invalid or unenforceable by a court of competent jurisdiction or an administrative agency for which there is no right of appeal or for which the right of appeal is waived.

e.	“LICENSED PRODUCT” shall mean any product which is produced or sold by MERIX that utilizes the KNOW-HOW or that infringes one or more VALID CLAIMS of the PATENT RIGHTS, and which is intended for use in, or is used in, the FIELD.

f.	“NET SALES” shall mean the total invoiced sales of LICENSED PRODUCTS sold by MERIX, less the following sums actually paid or credited by MERIX as shall be detailed in MERIX’s reports made pursuant to Section 5.02 of this AGREEMENT:

(a)	trade, quantity or cash discounts or commissions allowed in amounts customary in the trade;

(b)	any tax, excise or other governmental charge upon or measured by the production, sale, transportation, delivery or use and duties imposed on the import of LICENSED PRODUCTS included in such amount;

(c)	outbound transportation charges prepaid or allowed on the cost of shipping to customers, if any; and

(d)	credits or allowances, if given or made for LICENSED PRODUCTS, price adjustments, returns, rejections, recalls or destructions (voluntarily made by or requested or made by an appropriate government agency, subdivision or department) of LICENSED PRODUCTS previously delivered.

LICENSED PRODUCTS used by MERIX for its own use in the FIELD, LICENSED PRODUCTS sold to Affiliates, and internal sales for use in service businesses in arms length transactions shall be considered to be NET SALES for purposes of computing royalty obligations, except such LICENSED PRODUCT used for non-revenue producing activity such as promotional items or field trials shall not be considered to be NET SALES.

j.	“AFFILIATE” shall mean any entity which controls, is controlled by or is under common control with MERIX. An entity shall be regarded as in control of another entity if it owns or controls more than fifty percent (50%) of the voting power of the entity.

k.	“FOUNDERS” shall mean H. Kim Lyerly, Eli Gilboa, Clay Smith, and Bruce Sullenger, the scientific founders of MERIX, and “FOUNDER” shall mean any of these individuals.

l.	“EFFECTIVE DATE” shall mean .

ARTICLE 2 - LICENSE

2.01 - DUKE hereby grants to MERIX and MERIX hereby accepts from DUKE, upon the terms and conditions herein specified, an exclusive worldwide license under the PATENT RIGHTS and KNOW-HOW to make, have made, use, import, offer to sell, sell, offer to provide and provide LICENSED PRODUCTS. Such license is worldwide to the full end of the term as provided in Article 11.01 hereof, unless sooner terminated as hereinafter provided. DUKE hereby represents that it has the full right and authority to enter into this AGREEMENT, to grant the licenses provided herein and to perform its other obligations hereunder.

2.02 - MERIX shall have the right to grant sub-licenses. Any such sub-licenses shall be subject to terms of this AGREEMENT. Royalties paid to DUKE for NET SALES of LICENSED PRODUCTS by sublicensees shall be equal to the royalties that would have been paid to DUKE if LICENSED PRODUCTS were sold directly by MERIX. The terms of any non-cash sub-licenses will be negotiated by DUKE and MERIX. MERIX agrees to be responsible for the payment to DUKE of royalties on funds received by MERIX from its sublicensees and for using commercially reasonable efforts to enforce the terms of the sublicense agreements. If, for any reason, this AGREEMENT is terminated, MERIX agrees to assign all such sublicenses directly to DUKE.

2.03 - It is agreed that, notwithstanding any provisions herein, DUKE is free to use the              INVENTION and PATENT RIGHTS for its own non-commercial educational, teaching, research and clinical purposes without restriction and without payment of royalties or other fees.

2.04 - Nothing in this AGREEMENT shall be construed to grant to DUKE any rights in the inventions, discoveries, technology, patent rights or other intellectual property developed by or for MERIX or its AFFILIATES or sub-licensees and which not covered by the PATENT RIGHTS or KNOW-HOW.

2.05 - Within [**] days following the execution of this AGREEMENT and thereafter during the period of this AGREEMENT, DUKE agrees to provide MERIX with copies of all technical know-how it may have or later obtain relative to the PATENT RIGHTS or KNOW-HOW, and copies of any and all patents or patent applications owned or controlled by DUKE covering the PATENT RIGHTS or KNOW-HOW or the use of the PATENT RIGHTS or KNOW-HOW or processes for the manufacture of the LICENSED PRODUCTS, including all Patent Office actions received and amendments filed, if any, relative thereto.

ARTICLE 3 - ROYALTIES ON NET SALES OF LICENSED PRODUCTS

3.01 - As consideration for the rights granted by DUKE in this AGREEMENT, at the times and in the manner set forth hereinafter, MERIX shall pay to DUKE a royalty on NET SALES of LICENSED PRODUCTS. Such royalty shall be at the rate of                      percent [    %] of NET SALES of LICENSED PRODUCTS sold by MERIX, by AFFILIATES, or by sublicensees. [Royalty stacking to be negotiated]

3.02 - MERIX will pay to DUKE a minimum annual royalty of                      dollars ($            ) per year beginning                                         .

ARTICLE 4 - MILESTONE BASED ROYALTIES

4.01 - As further consideration for the rights granted by DUKE in this AGREEMENT, MERIX shall pay to DUKE milestone based royalties within [**] days of the attainment by MERIX, its AFFILIATES, or its sublicensees of the commercial milestones specified below. No such milestone payments shall be credited towards other royalties or minimum royalties due. [To Be Negotiated]

ARTICLE 5 - RECORDS AND REPORTS

5.01 - MERIX shall render to DUKE prior to February 28th of each year a written account of progress made toward fulfillment of any due diligence requirements and commercialization of PATENT RIGHTS pursuant to Article 6.

5.02 - MERIX shall render to DUKE prior to February 28th and August 31st of each year a written account of the NET SALES of LICENSED PRODUCTS subject to royalty hereunder made during the prior six month period ending December 31st and June 30th, respectively, and shall simultaneously pay to DUKE the royalties due on such NET SALES in United States Dollars. Reports tendered shall include the calculation of royalties by LICENSED PRODUCT by country in substantially the format provided in Appendix A hereto. Minimum annual royalties, if any, which are due DUKE for any calendar year, shall be paid by MERIX along with the written report due on February 28th of each year.

5.03 - MERIX will make all payments on or before the date required by the terms of this AGREEMENT, or within [**] days of any invoice date on invoices received from DUKE. If LICENSEE has not paid any amount due to DUKE in accordance with this Article, DUKE shall increase the amount due (in US Dollars) by an annual percentage rate equal to [**]%. Such increase(s) shall compound monthly until such time as the LICENSEE has met the full financial obligation due at the time of the next payment or invoice due date.

5.04 - MERIX shall keep full, true and accurate books of accounts and other records containing all particulars which may be necessary to properly ascertain and verify the royalties payable by it hereunder. Upon DUKE’s request, MERIX shall permit an independent Certified Public Accountant selected by DUKE (except one to whom MERIX has some reasonable objection) to have access during ordinary business hours to such of MERIX’s records as may be necessary to determine, in respect of any quarter ending not more than [**] years prior to the date of such request, the correctness of any report and/or payment made under this AGREEMENT. Such Certified Public Accountant shall execute a written non-disclosure agreement reasonably acceptable to MERIX.

5.05 - During the term of this AGREEMENT, representatives of DUKE will meet with representatives of MERIX at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, with respect to the evaluation and development of the PATENT RIGHTS licensed to MERIX; provided, however, that should DUKE’s personnel be required by MERIX to consult with MERIX outside of Durham County, North Carolina, MERIX will reimburse reasonable travel and living expenses incident thereto.

ARTICLE 6 - DUE DILIGENCE REQUIREMENTS

6.01 - MERIX shall use reasonable commercial diligence in performing research and development to bring LICENSED PRODUCTS to market through a thorough, vigorous, and diligent program for exploitation of the PATENT RIGHTS, to develop manufacturing capabilities, and to continue active, diligent marketing efforts for LICENSED PRODUCTS throughout the term of this AGREEMENT, and to vigorously sublicense PATENT RIGHTS for applications MERIX will not pursue throughout the life of this AGREEMENT.

6.02 - [To Be Negotiated]

6.03 - DUKE may terminate this AGREEMENT or convert this AGREEMENT to a non-exclusive AGREEMENT if MERIX fails to meet any of the requirements of this Article and MERIX has failed to cure such failure within [**] days after receiving written notice from DUKE of such failure.

ARTICLE 7 - PATENTS

7.01 - Upon execution of this License Agreement, MERIX will assume the primary responsibility for applying for, seeking prompt issuance of, and maintaining the Patent Rights during the term of the Agreement. MERIX shall diligently and in a timely manner provide DUKE with copies of all documents relating to the prosecution, maintenance, and validity of the PATENT RIGHTS. MERIX shall consult with DUKE in such prosecution and maintenance, and shall diligently seek strong and broad claims under the Patent Rights and shall not abandon prosecution of any patent application or any of the claims of the Patent Rights without first notifying DUKE in a timely manner of MERIX’s intention and reason therefor, and providing DUKE with reasonable opportunity to assume responsibility for prosecution and maintenance of the patents.

7.02 - MERIX shall be responsible for and pay all costs and expenses incurred during the term of this Agreement, for the preparation, filing, prosecution, issuance and maintenance of the Patent Rights. MERIX shall not allow Patent Rights to become abandoned due to nonpayment of fees without first affording DUKE the opportunity to assume responsibility for further costs and expenses incurred relating to said Patent Rights.

7.03 - In the event that DUKE assumes responsibility for prosecution and maintenance of the Patent Rights pursuant to Section 7.01 or 7.02 above, MERIX shall provide reasonable technical assistance to DUKE in the further prosecution of the Patent Rights.

7.04 - In the event that this Agreement is terminated pursuant to Article 11 herein, the sole responsibility for applying for, seeking prompt issuance of, and maintaining the Patent Rights shall revert to the DUKE, and DUKE shall pay expenses subsequently incurred for the preparation, filing, prosecution, issuance and maintenance of the Patent Rights. In the event that responsibility for patent prosecution reverts to DUKE as specified in this section 7.04, MERIX shall, at its own expense, transfer all pertinent documents and materials related to the PATENT RIGHTS to DUKE in a timely manner.

ARTICLE 8 - INFRINGEMENT BY THIRD PARTIES

8.01 - Upon learning of the infringement of PATENT RIGHTS by a third party, the party learning of such infringement shall promptly inform the other party in writing of that fact along with any evidence available pertaining to the infringement. MERIX may at its own expense take whatever steps are necessary to stop the infringement and recover damages. In such case, MERIX will keep DUKE informed of the steps taken and the progress of any legal actions taken. MERIX will pay to DUKE royalties pursuant to Article 3.01 on any such damages recovered as consideration for lost sales of LICENSED PRODUCTS that are in excess of legal expenses incurred by MERIX in enforcing its PATENT RIGHTS. If MERIX does not undertake, within [**] days of notice, to enforce the PATENT RIGHTS against the infringing party, DUKE shall have the right, at its own expense to take whatever steps are necessary to stop the infringement and recover damages, and shall be entitled to retain damages so recovered (after reimbursing MERIX for any of its expenses in cooperating with DUKE in prosecuting such infringement).

ARTICLE 9 - GOVERNMENT CLEARANCE AND EXPORT

9.01 - LICENSEE agrees to use its best efforts to have the LICENSED PRODUCTS cleared for marketing and sale in those countries in which LICENSEE intends to sell LICENSED PRODUCTS by the responsible government agencies requiring such clearance. Where such clearance requires payment of taxes or fees, LICENSEE shall maintain full responsibility for that payment, which shall not be creditable against any other amounts due under this AGREEMENT. To accomplish said clearances at the earliest possible date, MERIX agrees to file, according to the usual practice of MERIX, any necessary data with said government agencies.

9.02 - This AGREEMENT is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and technology.

ARTICLE 10 - PUBLICATION

10.01 - MERIX agrees that the right of publication of the              INVENTION and information in related PATENT RIGHTS shall reside in the inventors and other staff of DUKE. DUKE shall use reasonable efforts to provide MERIX a review copy of such publications [**] days in advance of submission for publication or public disclosure, but such prior review by MERIX will be in no way construed as a right to restrict such publication. Such review shall be granted solely so that DUKE and MERIX can perfect patent protection prior to public disclosure. MERIX shall also have the right to publish and/or co-author any publication on the              INVENTION based upon data developed by MERIX.

ARTICLE 11 - DURATION AND TERMINATION

11.01 - This AGREEMENT shall become effective upon the EFFECTIVE DATE, and unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect for the longer of: (i) the life of the last-to-expire of the patents included in the PATENT RIGHTS or any patents issued on KNOW-HOW; or (ii)              (    ) years from the EFFECTIVE DATE hereof. Upon the expiration of this AGREEMENT, DUKE shall grant MERIX an exclusive, worldwide, fully paid license, with the right to grant sub-licenses, under KNOW-HOW to make, have made, use, import, offer to sell, sell, offer to provide and provide LICENSED PRODUCTS.

11.02 - MERIX may terminate this AGREEMENT by giving DUKE written notice at least three (3) months prior to such termination, and thereupon terminate the manufacture, use or sale of LICENSED PRODUCTS.

11.03 - Either party may immediately terminate this AGREEMENT for fraud, willful misconduct, or illegal conduct of the other party that materially adversely affects such party upon written notice of same to that other party. Except as provided above, if either party fails to fulfill any of its material obligations under this AGREEMENT, the non-breaching party may terminate this AGREEMENT, upon written notice to the breaching party, as provided below. Such notice must contain a full description of the event or occurrence constituting a breach of this AGREEMENT. The party receiving notice of the breach shall submit a plan to cure such breach to the non-defaulting party within [**] days of receipt of such notice. The plan shall be subject to the reasonable acceptance, rejection or modification by the non-defaulting party within [**] days of receipt of the plan. The defaulting party shall have the opportunity to cure that breach in accordance with the terms of the accepted plan. If the breach is not cured within that time, the termination will be effective as of the end of the cure period set forth in the accepted plan. A party’s ability to cure a breach will apply only to the first two breaches properly noticed under the terms of this AGREEMENT, regardless of the nature of those breaches. Any subsequent breach by that party will entitle the other party to terminate this AGREEMENT upon proper notice.

11.04 - Upon the termination of this AGREEMENT, MERIX may notify DUKE of the amount of LICENSED PRODUCTS MERIX then has on hand and MERIX shall then have a license to sell that amount of LICENSED PRODUCTS, but no more, provided MERIX shall pay the royalty thereon at the rate and at the time provided for herein.

11.05 - If during the term of this Agreement, MERIX shall become bankrupt or insolvent or if the business of MERIX shall be placed in the hands of a receiver or trustee, whether by the voluntary act of MERIX or otherwise, or if MERIX shall cease to exist as an active business, this Agreement shall immediately terminate as though with MERIX breach, and DUKE shall have all the remedies and rights available to it for termination with cause; provided, however, that this provision shall not apply to a reorganization of MERIX under Chapter 11 of the United States Bankruptcy Code.

ARTICLE 12 - LAW TO GOVERN

12.01 - This AGREEMENT shall be construed and enforced in accordance with the laws of the State of North Carolina.

ARTICLE 13 - NOTICES

13.01 - Notice hereunder shall be deemed sufficient if personally delivered, if given by registered mail, postage prepaid, or by national overnight courier, charges prepaid, and in each instance addressed to the party to receive such notice at the address given below, or such other address as may hereafter be designated by notice in writing.

DUKE	MERIX

Office of Science and Technology Duke University Room 230, North Building Box 90083 Durham, NC 27708	P.O. Box 14509 Research Triangle Park, NC 27709 ATTENTION: CEO

cc: Office of the University Counsel Duke University Medical Center DUMC Box 3024 2400 Pratt Street, Suite 4000 Durham NC 27710	cc: Fred D. Hutchison, Esquire Hutchison & Mason PLLC 4011 Westchase Blvd. Suite 400 Raleigh NC 27607

13.02 - Information and transactions exchanged between the parties in relation to financial consideration contemplated under this AGREEMENT, including but not limited to royalty reports and payments, shall be tendered to the following offices of each party respectively:

DUKE	MERIX

Office of Science and Technology Duke University Room 230, North Building Box 90083 Durham, NC 27708	P.O. Box 14509 Research Triangle Park, NC 27709 ATTENTION: CEO

cc: Office of the University Counsel Duke University Medical Center DUMC Box 3024 2400 Pratt Street, Suite 4000 Durham NC 27710	cc: Fred D. Hutchison, Esquire Hutchison & Mason PLLC 4011 Westchase Blvd. Suite 400 Raleigh NC 27607

ARTICLE 14 - ASSIGNMENT

14.01 - This AGREEMENT shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. However, MERIX may not assign its rights in this AGREEMENT without approval by DUKE, such approval not to be unreasonably withheld; provided, however, that no such approval shall be required from DUKE if this AGREEMENT is assigned in connection with the sale of all or substantially all of the assets or stock of MERIX, whether by merger, acquisition or otherwise.

ARTICLE 15 - INDEMNITY, INSURANCE, REPRESENTATIONS, STATUS

15.01 - MERIX agrees to indemnify, hold harmless and defend DUKE, its officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses asserted by third parties, both government and non-government, resulting from or arising out of the exercise of the license granted under this AGREEMENT. MERIX shall not be responsible for the negligence or intentional wrong doing of DUKE.

15.02 - MERIX shall maintain in force at its sole cost and expense, with reputable insurance companies, general liability insurance and products liability insurance coverage in amounts customary for companies similarly situated in the same industry. DUKE shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner. In lieu of said coverage, DUKE agrees to consider the existence of an adequate self-insurance program as an acceptable alternative.

15.03 - NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO BE A REPRESENTATION OR WARRANTY BY DUKE OF THE VALIDITY OF ANY OF THE PATENTS OR THE ACCURACY, SAFETY, EFFICACY, OR USEFULNESS, FOR ANY PURPOSE, OF ANY PATENT RIGHTS. DUKE SHALL HAVE NO OBLIGATION, EXPRESS OR IMPLIED, TO SUPERVISE, MONITOR, REVIEW OR OTHERWISE ASSUME RESPONSIBILITY FOR THE PRODUCTION, MANUFACTURE, TESTING, MARKETING OR SALE OF ANY LICENSED PRODUCT, AND DUKE SHALL HAVE NO LIABILITY WHATSOEVER TO MERIX OR ANY THIRD PARTIES FOR OR ON ACCOUNT OF ANY INJURY, LOSS, OR DAMAGE, OF ANY KIND OR NATURE, SUSTAINED BY, OR ANY DAMAGE ASSESSED OR ASSERTED AGAINST, OR ANY OTHER LIABILITY INCURRED BY OR IMPOSED UPON MERIX OR ANY OTHER PERSON OR ENTITY, ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM:

a.	the production, use, or sale of any LICENSED PRODUCT;

b.	the use of any PATENT RIGHTS by MERIX or its sublicensees; or

c.	any advertising or other promotional activities by MERIX with respect to any of the foregoing.

15.04 - Neither party hereto is an agent of the other party for any purpose whatsoever.

ARTICLE 16 - USE OF A PARTY’S NAME

16.01 - Neither party will, without the prior written consent of the other party:

a.	use in advertising, publicity or otherwise, any trade-name, personal name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party; or

b.	represent, either directly or indirectly, that any product or service of the other party is a product or service of the representing party or that it is made in accordance with or utilizes the information or documents of the other party.

ARTICLE 17 - SEVERANCE, WAIVER AND ALTERATION

17.01 - Each clause of this AGREEMENT is a distinct and severable clause and if any clause is deemed illegal, void or unenforceable, the validity, legality or enforceability of any other clause or portion of this AGREEMENT will not be affected thereby.

17.02 - The failure of a party in any instance to insist upon the strict performance of the terms of this AGREEMENT will not be construed to be a waiver or relinquishment of any of the terms of this AGREEMENT, either at the time of the party’s failure to insist upon strict performance or at any time in the future, and such terms will continue in full force and effect.

17.03 - Any alteration, modification, or amendment to this AGREEMENT must be in writing and signed by both parties.

ARTICLE 18 - CONFIDENTIALITY

18.01 - During the term of this AGREEMENT and for a period of [**] years following the expiration of termination of this AGREEMENT, DUKE and MERIX each agree to treat any confidential information disclosed to it by the other party to this AGREEMENT with reasonable care and to avoid disclosure of such information to any other person, firm or corporation, except AFFILIATES, and either party shall be liable for unauthorized disclosure or failure to exercise such reasonable care. Neither party shall have an obligation, with respect to confidential information disclosed to it, or any part thereof, which:

(a)	is already known to the party at the time of the disclosure;

(b)	becomes publicly known without the wrongful act or breach of this AGREEMENT by the party;

(c)	is rightfully received by the party from a third party on a non-confidential basis;

(d)	is subsequently and independently developed by employees of the party who had no knowledge of the information, as verified by written records; or

(e)	is approved for release by written authorization of the party disclosing the information.

18.02 - DUKE and MERIX agree that any information to be treated as confidential information under this Article 18 must be disclosed in writing or in another tangible medium and must be clearly marked “CONFIDENTIAL”. Information disclosed orally must be summarized and reduced to writing and communicated to the other party within [**] days, and the other party agrees that such disclosed information shall be deemed confidential.

18.03 - Notwithstanding the foregoing, MERIX shall have the right to use and disclose any Confidential Information related to the PATENT RIGHTS and KNOW-HOW to investors, prospective investors, employees and agents with a need to know, collaborators, prospective collaborators and other third parties in the chain of manufacturing and distribution provided that MERIX obtains from such parties written confidentiality agreements the provisions of which are at least as strenuous as those provided in this Article 18. If a party refuses to execute a written confidentiality agreement, MERIX may request from DUKE that such requirement be waived, such consent to waiver not to be unreasonably withheld by DUKE.

ARTICLE 19 - TRANSFER OF MATERIALS

19.01 - Any transfer of materials between DUKE and MERIX in connection with this AGREEMENT shall be made under the terms of the Master Materials Transfer Agreement [MMTA], said MMTA being incorporated in its entirety as Appendix B of the present AGREEMENT.

ARTICLE 20 - TITLES

20.01 - All titles and article headings contained in this AGREEMENT are inserted only as a matter of convenience and reference. They do not define, limit, extend or describe the scope of this AGREEMENT or the intent of any of its provisions.

ARTICLE 21 - ENTIRE UNDERSTANDING

21.01 - This AGREEMENT represents the entire understanding between the parties with respect to the subject matter hereof, and supersedes all other agreements, express or implied, between the parties concerning the              INVENTION, and PATENT RIGHTS.

IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the date and year first above written.

SEAL	DUKE UNIVERSITY

By:
Robert Taber
Director, Office of Science & Technology

Date:

SEAL	MERIX BIOSCIENCE, INC.

By:

Title:

Date:

Appendix A

License Agreement for 1101 INVENTION and 1215 INVENTION

ROYALTY REPORT for period ending

Duke File #

Country	Product	Sales in <Month>	Sales in <Month>	Sales in <Month>	Sales in <Month>	Sales in <Month>	Sales in <Month>	TOTAL GROSS SALES[1]	Reductions to Sales[2]	TOTAL NET SALES	% Royalty Due[3]	TOTAL ROYALTY DUE

SubTOTAL x Country

SubTOTAL x Country

GRAND TOTAL

Royalty Credits Taken

TOTAL Royalty Credits

ROYALTIES PAID

[1]	Includes sales by Affiliates or by sublicensees of Merix.
[2]	Note that Reductions to Sales are limited by the definition of Net Sales as set forth in Section 1.01(f) of Article 1 of the License Agreement
[3]	The Percentage of Royalty Due shall be decreased in accordance with Section 4.03 of Article 4 of the License Agreement

APPENDIX B: MASTER MATERIALS TRANSFER AGREEMENT

MASTER MATERIAL TRANSFER AGREEMENT

between

DUKE UNIVERSITY

Durham, NC 27710

(“DUKE”)

and

MERIX BIOSCIENCE, INC.

Durham, NC

(“MERIX”)

Pursuant to the License Agreement between the parties dated 10 January 2000 for the inventions described in the Duke University Office of Technology file # 1101 and 1215 (the “LICENSE AGREEMENT”) and subject to the terms of the LICENSE AGREEMENT, this Master Material Transfer Agreement (“Agreement”) defines the terms by which either party hereto shall have the right to request reasonable amounts of research materials from the other party which are reasonable, necessary, and useful to the purposes of the LICENSE AGREEMENT (“Original Materials”), such requests not to be unreasonably denied. Hereinafter, the party providing its Original Materials shall be referred to as the “PROVIDING PARTY” and the party receiving the other party’s Original Materials shall be referred to as the “RECEIVING PARTY”. It is understood and agreed that “PROVIDING PARTY” and “RECEIVING PARTY” shall include the Affiliates of MERIX or DUKE as defined below.

For the purposes of this Agreement, the following definitions shall be recognized by both parties:

Progeny: Unmodified descendant from the Original Materials, such as virus from virus, cell from cell, or organism from organism.

Unmodified Derivatives: Substances created by the RECEIVING PARTY which constitute an important unmodified functional sub-unit or expression product of the Original Materials, e.g., subclones of unmodified cell lines, purified or fractionated sub-sets of the Original Materials such as novel plasmids or vectors, proteins expressed by DNA or RNA, or antibodies secreted by a hybridoma.

Material: Original Material plus Progeny and Unmodified Derivatives or any related biological material or associated know-how and data received by Receiving Party from Providing Party. Material shall not include any Modifications (as defined below).

Modifications: Substances created by the RECEIVING PARTY which contain/incorporate any form of the Material (Original Materials, Progeny or Unmodified Derivatives).

Affiliates: Any corporation or non-corporate entity which controls, is controlled by, or is under common control with a party hereto. A corporation or non-corporate entity, as applicable, shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or if it possess, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable.

Materials are to be provided under the following terms and conditions:

1)	Exchange of Original Materials shall be documented through the use of Material Transfer Record forms, samples of which are appended hereto as Exhibits I and II. Materials are and shall remain the property of the PROVIDING PARTY. Subject to Section 8 of this Agreement, Materials shall be used by the RECEIVING PARTY solely for research and development purposes, including those purposes permitted in the LICENSE AGREEMENT. The Materials shall be used at RECEIVING PARTY’s facilities only unless prior written consent to the transfer of the Materials has been obtained from the Providing Party. RECEIVING PARTY agrees not to transfer the Materials or Modifications to anyone who does not work under its direct supervision at RECEIVING PARTY’s facilities without the prior written consent of PROVIDING PARTY. RECEIVING PARTY agrees to protect Confidential Information supplied by PROVIDING PARTY regarding Materials in accordance with the confidentiality provisions set forth in the LICENSE AGREEMENT.

2)	PROVIDING PARTY does not claim ownership of substances and Modifications produced as a result of RECEIVING PARTY’s research with materials that are not included in the definition of Materials above. Notwithstanding the foregoing and subject to Section 5 hereof, PROVIDING PARTY retains ownership of any form of the Materials contained in a Modification.

3)	DUKE shall be free to use the results of its research with the Materials for its own teaching, research, educational, clinical and publication purposes without the payment of royalties or other fees to MERIX. Confidential Information shall be governed by the confidentiality provisions contained in the LICENSE AGREEMENT. Should RECEIVING PARTY wish to publish the results of its research from the Materials provided by PROVIDING PARTY, RECEIVING PARTY shall submit in writing to PROVIDING PARTY, for its review and comment, a copy of any proposed publication resulting from the subject research with the Materials at least [**] days prior to the estimated date of publication, and if no response is received from PROVIDING PARTY within [**] days of the date submitted to PROVIDING PARTY, it will be conclusively presumed that the publication may proceed without delay. RECEIVING PARTY shall acknowledge PROVIDING PARTY as the source of the Materials in all publications containing any data or information about the Materials, unless PROVIDING PARTY indicated otherwise and subject to the confidentiality provisions set forth in the LICENSE AGREEMENT. If PROVIDING PARTY determines that the proposed publication contains patentable subject matter or the disclosure of Confidential Information which requires protection, PROVIDING PARTY may require the delay of the publication for a period of time not to exceed [**] days for the purpose of allowing the pursuit of such patent protection or the deletion of Confidential Information. In the case of joint publications, authorship shall be determined by normal academic standards, taking into account the role and contribution of each investigator.

4)	RECEIVING PARTY will inform PROVIDING PARTY, in confidence, of research results related to the Material by personal written communication or by providing PROVIDING PARTY with a draft manuscript describing the results of such research. PROVIDING PARTY shall accept and maintain such results in confidence until published.

5)	Except as expressly provided in this Agreement or the LICENSE AGREEMENT, transfer of Materials conveys no rights to RECEIVING PARTY under any patent applications, patents, trade secrets or other proprietary rights of PROVIDING PARTY except as provided in the LICENSE AGREEMENT. In particular, no rights are provided to RECEIVING PARTY for use of the Materials or Modifications for profit-making or commercial purposes except as provided in the LICENSE AGREEMENT. If RECEIVING PARTY desires to use the Materials or Modifications for such commercial purposes, RECEIVING PARTY agrees that it must first negotiate a license or other appropriate agreement with PROVIDING PARTY and third parties as may be required. However, to the extent that PROVIDING PARTY can legally do so, RECEIVING PARTY is hereby granted a non-exclusive, royalty-free license to use Material included in Modifications for RECEIVING PARTY’s own internal noncommercial research purposes. RECEIVING PARTY shall not use PROVIDING PARTY’s Materials or Modifications in research that is subject to consulting or licensing obligations to a third party, unless prior written permission is obtained from PROVIDING PARTY. PROVIDING PARTY shall be free, in its sole discretion, to distribute its Materials to others and to use its Materials for its own purposes to the full extent it may legally do so.

6)	If RECEIVING PARTY’S research results in a discovery, an invention, a new use or a product (collectively referred to as “Materials Discovery”), based on, containing, or relating to the Materials or Modifications received from PROVIDING PARTY, RECEIVING PARTY shall promptly and confidentially disclose the Materials Discovery to the PROVIDING PARTY as well as the role, if any, of RECEIVING PARTY, its employees’ and/or agents in the creation of the Materials Discovery. Inventorship of any Materials Discovery shall be determined by patent law or by mutual agreement if the Materials Discovery is not patentable. Title to Materials Discoveries shall reside with MERIX if MERIX personnel are the sole inventors, with DUKE if DUKE personnel are the sole inventors, and will be held jointly if both DUKE and MERIX personnel are inventors. To the extent that DUKE owns the rights of sole or joint inventorship of any Materials Discovery, MERIX is hereby granted an option to acquire an exclusive, worldwide, royalty-bearing license as set forth in the LICENSE AGREEMENT. Notwithstanding the above, PROVIDING PARTY or joint owner of any Materials Discovery shall be free to use any Materials Discovery for its own internal research purposes without the payment of royalties or other fees.

7)	Any Materials delivered pursuant to this Agreement are understood to be experimental in nature, and PROVIDING PARTY MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE MATERIALS OR MODIFCATIONS THEREOF WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER PROPRIETARY RIGHTS.

8)	In no event shall PROVIDING PARTY be liable for any use by RECEIVING PARTY, its employees and/or agents of Materials or for any loss, claim, damage, or liability, of any kind or nature, that may arise from or in connection with RECEIVING PARTY’s use, handling, storage, or disposal of the Materials or Modifications, except as such claims, demands, costs or judgment arise from PROVIDING PARTY’s negligence or willful misconduct. Except to the extent prohibited by law, RECEIVING PARTY assumes responsibility for, and agrees to indemnify and hold harmless PROVIDING PARTY and PROVIDING PARTY’s trustees, directors, officers, agents, and employees from and against any liability, loss or damage they may suffer as a result of any claims, demand, costs or judgments against them arising out of RECEIVING PARTY’s use, handling, storage or disposal of the Materials or Modifications, except as such claims, demands, costs, or judgments may also arise from the indemnified party’s negligence or willful misconduct or from PROVIDING PARTY’s publication or distribution of any reports, data or other information relating to said Material.

9)	Materials or Modification shall in no event be used in human beings (including for diagnostic purposes), and all research involving the Materials or Modifications (including but not limited to research involving the use of animals and recombinant DNA) shall be conducted in accordance with all federal, state, local and other laws, regulations, and ordinances governing such research, including applicable NIH guidelines, if used in the United States.

10)	This Agreement will become effective when signed by both parties and shall terminate upon the termination or expiration of the LICENSE AGREEMENT, unless extended by written mutual agreement between MERIX and DUKE. Upon termination of this Agreement, RECEIVING PARTY will at the direction of PROVIDING PARTY immediately discontinue its use of PROVIDING PARTY’s Materials and will, upon direction of PROVIDING PARTY, return or destroy such Materials promptly upon notice. RECEIVING PARTY will have the option of either destroying Materials and/or Modifications of PROVIDING PARTY’s Materials or remain bound by the terms of this Agreement as they apply to such Materials and/or Modifications, as the case may be. Paragraphs 2, 3, 4, 5, 6, 7, 8, 10 and 11 shall survive termination of this Agreement.

11)	Neither party shall use the name of the other party in any advertising, publicity or otherwise without the written consent of the other party.

12)	Neither party may assign this Agreement without the prior written consent of the other party; provided, however, that no such consent shall be required in connection with the sale of all of substantially all the assets or capital stock of a party, whether by merger, sale of stock or assets or otherwise. This Agreement shall be governed by the laws of the State of North Carolina, without reference to its choice of law provisions. The parties hereby submit to the jurisdiction of the courts of North Carolina in all matters concerning this Agreement.

AGREED:

DUKE:	MERIX:

Duke University	Merix Bioscience Inc.

By:	By:
Andrew E. Balber, Ph.D.	Name:
Associate Director	Title:
Office of Science & Technology

Date executed:	Date executed:

EXHIBIT I

MATERIAL TRANSFER RECORD

Duke University

Durham, NC 27710

(“PROVIDING PARTY”)

to

MERIX BIOSCIENCE, Inc.

Durham, NC

(“RECEIVING PARTY”)

The Original Materials described below are supplied by PROVIDING PARTY to RECEIVING PARTY subject to the terms and conditions of the LICENSE AGREEMENT between Duke University and MERIX, Inc. dated 10 January 2000 for the inventions described in the Duke University Office of Technology Transfer file # 1101 and 1215 (the “LICENSE AGREEMENT”) and the Master Materials Transfer Agreement dated                      between such parties. Duplicate originals of this form shall be executed and one fully executed form shall be given to the Principal Investigator of PROVIDING PARTY and one to the Principal Investigator of RECEIVING PARTY.

Description of Original Materials:

In signing below, PROVIDING PARTY’s Principal Investigator and the RECEIVING PARTY’s Principal Investigator acknowledge that they understand and will abide by the terms and conditions of the LICENSE AGREEMENT and Master Materials Transfer Agreement pursuant to which the Original Materials are provided.

AGREED:

PROVIDING PARTY	RECEIVING PARTY

Principal Investigator	Principal Investigator

Date Material(s) sent	Date Material(s) received

EXHIBIT II

MATERIAL TRANSFER RECORD

MERIX BIOSCIENCE, Inc.

Durham, NC

(“PROVIDING PARTY”)

to

Duke University

Durham, NC 27710

(“RECEIVING PARTY”)

The Original Materials described below are supplied by PROVIDING PARTY to RECEIVING PARTY subject to the terms and conditions of the License Agreement between Duke University and MERIX BIOSCIENCE, Inc. dated 10 January 2000 for the inventions described in the Duke University Office of Technology Transfer file # 1101 and 1215 (the “LICENSE AGREEMENT”) and the Master Materials Transfer Agreement dated                      between such parties. Duplicate originals of this form shall be executed and one fully executed form shall be given to the Principal Investigator of PROVIDING PARTY and one to the Principal Investigator of RECEIVING PARTY.

Description of Original Materials:

In signing below, PROVIDING PARTY’S Principal Investigator and RECEIVING PARTY’S Principal Investigator acknowledge that they understand and will abide by the terms and conditions of the LICENSE AGREEMENT and Master Materials Transfer Agreement pursuant to which the Original Materials are provided.

AGREED:

PROVIDING PARTY	RECEIVING PARTY

Principal Investigator	Principal Investigator

Date Material(s) sent	Date Material(s) received

FIRST AMENDMENT TO

EXCLUSIVE LICENSE AGREEMENT

THIS FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (the “First Amendment”) is made and dated as of July 28, 2003, by and between MERIX Bioscience, Inc., a Delaware corporation with its principal place of business at 4233 Technology Drive, Durham, NC 27704 (“MERIX”), and Duke University, a North Carolina not-for-profit corporation having its Office of Science and Technology offices located at the Grey Building, 2020 E. Main Street, Durham, NC 27705 (“DUKE”).

WHEREAS, MERIX and DUKE are parties to that certain Exclusive License Agreement dated January 10, 2000 whereby MERIX obtained certain rights in and to patents and know-how described in DUKE’s Office of Science and Technology files #1215 (the “License Agreement”); and

WHEREAS, the parties hereto desire to modify the terms of the License Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Terms that are used herein with initial capital letters and that are not otherwise defined shall have the meanings given to them in the License Agreement.

2. Article 2.02. Article 2.02 of the License Agreement is hereby amended by appending the following clause to the end of such article:

“, and DUKE agrees that all such sublicenses assigned to DUKE shall survive the termination or expiration of this AGREEMENT. DUKE further agrees that any sublicensee of MERIX shall have the right to further sublicense the PATENT RIGHTS, subject to the terms of this AGREEMENT”

3. Article 7.04. The following new Article 7.04 is incorporated into the License Agreement:

“7.04—MERIX shall have the right to delegate some portion of its obligations under this Article 7 to its sublicensees, subject to providing timely notice to DUKE of its intention to do so and further subject to such sublicensee agreeing to assume such obligations. In the event that this AGREEMENT is terminated, such rights and obligations previously assumed by such sublicensees shall survive.”

4. Article 7.05. Exisitng Article 7.04 is re-numbered as Article 7.05, the reference in the article to section 7.04 is amended to be 7.05, and the following language is inserted at the beginning of the first sentence of the article:

“Except as otherwise set forth in Section 7.04,”

5. Article 8.01. Article 8.01 of the License Agreement is hereby amended by inserting the following language following the first complete sentence of the article:

“MERIX shall have the first right to enforce any of the PATENT RIGHTS against any third party against any infringement or alleged infringement thereof.”

6. Article 8.01. Article 8.01 of the License Agreement is hereby further amended by inserting the following language following the third complete sentence of the article:

“MERIX shall have the right, as reasonably required, to name DUKE as a necessary party, or to bring suit in DUKE’s name, in any legal actions taken by MERIX hereunder but only to protect MERIX’ interest in the licensed technology.”

7. Article 8.02. The following new Article 8.02 is incorporated into the License Agreement:

“8.02—MERIX shall have the right to delegate its obligations with respect to some portion of the PATENT RIGHTS under this Article 8 to its sublicensees, subject to providing timely notice to DUKE of its intention to do so and further subject to such sublicensee agreeing to assume such obligations. In the event that this AGREEMENT is terminated, such rights and obligations previously assumed by such sublicensees shall survive.”

8. Effect of First Amendment. The provisions of the License Agreement are amended and modified by the provisions of this First Amendment. If any provisions of the License Agreement are materially different from or inconsistent with any of the provisions of this First Amendment, the provisions of this First Amendment shall control, and the provisions of the License Agreement shall, to the extent of such difference or inconsistency, be deemed to be amended and modified.

9. Single Agreement. This First Amendment and the License Agreement, as amended and modified by the provisions of this First Amendment, shall constitute and be construed as a single agreement.

10. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the date first written above.

DUKE UNIVERSITY

By:	/s/ Robert L. Taber

Robert L. Taber, Ph.D. Vice Chancellor and Director Office of Science & Technology

MERIX BIOSCIENCE, INC.

By:	/s/ Timothy W. Trost

Name: Timothy W. Trost Title: Vice President & CFO